UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2011

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

This Current Report on Form 8-K updates 3M’s Annual Report on Form 10-K for the year ended December 31, 2010 (“3M’s 2010 Annual Report”) to reflect reclassified historical results for product moves between business segments, which were effective during the first quarter of 2011. 3M began to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Additional detail follows for the business segment realignments.

Effective in the first quarter of 2011, 3M made certain product moves between its business segments in its continuing effort to drive growth by aligning businesses around markets and customers. There were no changes impacting business segments related to product moves for the Display and Graphics segment or the Consumer and Office segment. The product moves between business segments are summarized as follows:

•                  Certain pressure sensitive adhesives products within the Industrial Adhesives and Tapes Division and shock absorption and vibration dampening products used in electronics within the Aerospace and Aircraft Maintenance Department (both within the Industrial and Transportation business segment) were transferred to the Electronic Markets Materials Division (part of the Electro and Communications business segment). In addition, certain medical respirator products within the Infection Prevention Division (part of the Health Care business segment) were transferred to the Occupational Health and Environmental Safety Division (within the Safety, Security and Protection Services business segment). The preceding product moves resulted in decreases in net sales for the total year 2010 of $152 million in the Industrial and Transportation business segment and $8 million in the Health Care business segment. These decreases were offset by increases in net sales for the total year 2010 of $121 million for the Electro and Communications business segment and $8 million for the Safety, Security and Protection Services business segment along with a $31 million change in the elimination of dual credit sales and corporate and unallocated.

Item 9.01 of this Current Report on Form 8-K updates the information contained in 3M’s 2010 Annual Report to reflect reclassified historical results for these product moves between business segments, which were effective during the first quarter of 2011. Updates provided in this Form 8-K are contained in Part I, Item 1, “Business”, Part 1, Item 1A, “Risk Factors” and Part II, Item 8, “Financial Statements and Supplementary Data” (specifically Note 3, Goodwill and Intangible Assets, and Note 17, Business Segments). 3M also updated Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, to reflect the impact of the product moves. Information for all periods presented herein reflects the impact of these product moves.

By virtue of this Current Report, the Company will be able to incorporate the updated information by reference into future registration statements or post-effective amendments to existing registration statements. This Current Report does not update for other changes since the filing of the 2010 Annual Report (e.g., changes in executive officers and new developments in commitments and contingencies). For significant developments since the filing of the 2010 Annual Report, refer to subsequent 2011 Quarterly Reports on Form 10-Q.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

12	Calculation of Ratio of Earnings to Fixed Charges
23	Consent of Independent Registered Public Accounting Firm
99	Updates to 3M’s 2010 Annual Report on Form 10-K include:
Part I, Item 1, Business
Part I, Item 1A, Risk Factors
Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 8, Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY
(Registrant)

Date: May 26, 2011
	By:	/s/ David W. Meline
David W. Meline,
Senior Vice President and Chief Financial Officer

(Mr. Meline is the Principal Financial Officer and has been duly authorized to sign on behalf of the Registrant)